UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2006

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On July 26, 2006, Johnson Controls, Inc. (the "Company") announced certain executive officer changes, which are described more fully in the Company’s press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

As a result of the announced changes, the Company is reporting that Keith E. Wandell, has been elected President and Chief Operating Officer of the Company, and has also been designated principal operating officer of the Company. Also as a result of the announced changes, John M. Barth, formerly Chairman of the Board, Chief Executive Officer and President of the Company, will serve as Chairman of the Board and Chief Executive Officer and will remain principal executive officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 25, 2006, the Board of Directors of the Company amended various sections of Articles II, III and IV of its Bylaws to clarify the division of duties of the roles of Chairman and Chief Executive Officer, and President and Chief Operating Officer as a result of the executive officer changes. A copy of the Amended and Restated Bylaws of the Company, as amended through July 26, 2006, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1 Amended and Restated Bylaws of Johnson Controls, Inc., as amended through July 26, 2006.

99.1 Press release of Johnson Controls, Inc. dated July 26, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

August 1, 2006	By:	R. Bruce McDonald

Name: R. Bruce McDonald
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Johnson Controls, Inc., as amended through July 26, 2006.
99.1	Press release of Johnson Controls, Inc., dated July 26, 2006.